EXHIBIT 3.33
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 10/22/1991
721295057 — 2066922
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CHS MANAGEMENT CORPORATION
The original Certificate of Incorporation
was filed with the Office of the
Secretary of State of the
State of Delaware on July 19, 1985
ARTICLE I

NAME
The name of the Corporation is:
COMMUNITY HEALTH INVESTMENT CORPORATION
ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT
The address of the Corporation’s registered office in this State, and the name of its registered agent at such address is:
The Corporation Trust Company
1209 Orange Street
Wilmington, New Castle County, Delaware 19801
ARTICLE III

PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Delaware Code”).
ARTICLE IV

CAPITAL STOCK
(a) The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Five Thousand (5,000) shares of $1.00 per share par value Common Stock.

ARTICLE V

ELECTION OF DIRECTORS
Election of the Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
ARTICLE VI

LIABILITIES OF DIRECTORS
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)’under Section I74 of the Delaware Code or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Code, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VII

INDEMNIFICATION
A. RIGHTS TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys, fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Delaware Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Code.
E. INDEMNITY OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII or as otherwise permitted under the Delaware Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE VIII

POWER TO ADOPT BYLAWS
The Board of Directors of the Corporation shall have the power to adopt and amend the Bylaws of the Corporation in accordance with the provisions of this Amended and Restated Certificate of Incorporation.
Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware the undersigned, being the President of CHS Management Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed with the Office of the Secretary of State of Delaware on July 19, 1985, does hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted on September 12, 1991 by the Board of Directors and on September 12, 1991 by the Stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
CHS MANAGEMENT CORPORATION
By: /s/ E. Thomas Chaney
President
ATTEST:
/s/ Linda K. Parsons
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1994
944179298 — 2066922
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
COMMUNITY HEALTH INVESTMENT CORPORATION
The Board of Directors of:
COMMUNITY HEALTH INVESTMENT CORPORATION
A Corporation of the State of Delaware, on this 19th day of September, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same here by is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:
CORPORATION SERVICE COMPANY.
COMMUNITY HEALTH INVESTMENT CORPORATION
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its duly authorized Assistant Secretary this 19th day of September A.D. 1994.
/a/ Sara Martin-Michels
Authorized Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:48 AM 11/12/2003
FILED 10:05 AM 11/12/2003
SRV 030724229 — 2066922 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation” is
COMMUNITY HEALTH INVESTMENT CORPORATION
2. The registered office of the Corporation within the State of Delaware is herby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 11-4-03.
/s/ Robin Keck
Robin Keck
Asst. Secretary